UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2016
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2016, Highlands Bankshares, Inc. (the “Company”) entered into a consulting agreement (the “Agreement”) with Samuel L. Neese, its former Executive Vice President and Chief Executive Officer, who retired in 2015.  Pursuant to the Agreement, Mr. Neese will provide consulting services, including advice on business development matters with existing and prospective customers and assistance to transition existing customers through recent management changes in the Company, as reasonably requested of him by the Company’s President and Chief Executive Officer.  Mr. Neese will receive monthly consulting payments of $6,667 as long as he observes his obligations under the Agreement.

As long as Mr. Neese is receiving compensation from the Company under the Agreement, he may not perform services in Washington County, Virginia, for any other bank as an employee or independent contractor.  The Agreement also contains restrictive covenants relating to the protection of confidential information and non-disparagement of the Company.

The full text of the Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

     (d)            Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated February 15, 2016 between Highlands Bankshares, Inc. and Samuel L. Neese

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: February 19, 2016	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated February 15, 2016 between Highlands Bankshares, Inc. and Samuel L. Neese